Exhibit 23.1

Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

AdeptPros, Inc.

As independent registered public accountants, we hereby consent to the use of our report dated March 19, 2015, with respect to the consolidated financial statements of AdeptPros, Inc., in its registration statement on Form S-1/A relating to the registration of 5,874,444 shares of common stock. We also consent to the reference of our firm under the caption “experts” in the registration statement.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

June 2, 2015